Exhibit 4.2

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

of

Qnergy, Inc.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of [__], 2021 by and among Qnergy, Inc., a Delaware corporation (the “Company”) and each of the stockholders listed on Schedule A hereto (the “Stockholders”).

RECITALS

A. the Company is expected to consummate an initial public offering of its shares of Common Stock in the Tel Aviv Stock Exchange during the year of 2021 (the “TASE IPO”) and in connection and anticipation of the TASE IPO, the Company and the Stockholders wish to amend that certain Amended and Restated Investors Rights Agreement executed between them on April 1, 2020 (the “Prior IRA”).

B. The Stockholders and the Company hereby agree that this Agreement shall govern the rights granted to certain of the Stockholders to cause the Company to register shares of Common Stock, and shall govern certain other matters as set forth in this Agreement, effective as of and conditional upon the consummation of the TASE IPO;

NOW, THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the Board of Directors of the Company.

1.3 “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

1.4 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.5 “CI” means OGCI Climate Investments Holdings LLP.

1.6 “Company” shall have the meaning set forth in the preamble and shall include any successor or successors thereto.

1.7 “EHIH” means E.H.I Holding 2002 Agricultural Cooperative Association Ltd., association number – 57-004322-4 of Ein Harod (Ihud).

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.9 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11 “Holders” means a holder of Registrable Securities.

1.12 “Initiating Holder” means each of EHIH, Tene and CI.

1.13 “IPO” means the initial public offering of the Company’s Common Stock pursuant to a firm commitment underwriting and an effective registration statement under the Securities Act. For the avoidance of doubt, for the purposes of this Agreement, the TASE IPO shall not be considered as an IPO under the Securities Act.

1.14 “Majority Interest” means Holders holding more than 65% of the voting power of the then issued and outstanding capital stock (on as converted basis) voting together as a single class.

1.15 “Person” means an individual, a corporation, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

1.16 “Recapitalization Event” means any stock split, stock subdivision or combination, distribution of a stock dividend, recapitalization or similar event relating to the Company’s capital stock.

1.17 “Registrable Securities” means (i) shares of Common Stock held by the Stockholders at the date of consummation of the TASE IPO; (ii) Common Stock to be issued to Viola upon exercise of that certain warrant issued to it by the Company on April 21, 2021; and (iii) any shares of Common Stock issued and issuable with respect to any such shares described in clauses (i)-(ii) above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

1.18 “Registration Expenses” means the expenses so described in Section 7 hereof.

1.19 “Restated Certificate” means the Company’s amended and restated certificate of incorporation, as amended from time to time.

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1.20 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.21 “Tene” or “Tene Funds” means (i) Tene GPL, LP; and (ii) Tene Investment in Qnergy limited partnership number 550257794.

1.22 “Viola” means Viola Credit Five Fund, Limited Partnership.

2. DEMAND REGISTRATION.

Registration Following TASE IPO.

(a) At any time after the TASE IPO, upon request by Tene or EHIH, the Company shall file a Form S-1 registration statement or a Form S-3 registration statement (as then available) under the Securities Act in respect of all Common Stock held by such Holder, at the expense of the Company (the “Post TASE IPO Registration”). Section 5 shall apply to the Post TASE IPO Registration, except however that the Company shall use commercially reasonable efforts to cause the Post TASE IPO Registration statement effective for as long as Tene and EHIH cannot freely sell their shares of Common Stock without an effective registration statement. For the avoidance of doubt, nothing herein shall derogate from the lock-up restrictions that may apply pursuant to the regulations and rules in Israel.

(b) To the extent that a Holder of at least %[__] of the issued and outstanding share capital of the Company, seeks to sell to the public not less than [__]% of the issued and outstanding share capital of the Company held by it at the time of application (the “Application”), then the Company will act to publish a shelf prospectus and a shelf offering report in Israel within 90 days as of the date of the Application. If at the time of the Application a shelf prospectus of the Company is valid, then the Company will act to publish a shelf offering report in Israel within 30 days as of the date of the Application. The Company shall bear all the expenses involved in publishing the shelf prospectus and the shelf offering report. The Company may delay the publication of such shelf prospectus or the shelf offering report in Israel if to the Company’s Board of Directors’ sole discretion, such publication may cause a material adverse effect to the Company and its stockholders (including in the event that the publication materially interferes with a material acquisition, reorganization or other transaction of the Company; the publication will require the disclosure of material information that the Company has a business interest in maintaining confidentiality; or the publication will prevent the Company from complying with the provisions of the Israeli Securities Law, 5728-1968, as amended from time to time (the “Israeli Securities Law”) and regulations promulgated thereunder and/or the guidelines of the Israel Securities Authority), for a period of 90 days. During the aforementioned 90 days the Company will not be entitled to offer to the public securities held by another Stockholder. The Company shall not be entitled to delay the publication of the prospectus or the shelf offering report as aforesaid more than once during a period of six months, unless the reason for the delay is that the publication prevents the Company from complying with the provisions of the Israeli Securities Law and regulations promulgated thereunder and/or the guidelines of the Israel Securities Authority. The right of the Stockholders to make such a shelf offering shall commence only following six months as of the date of consummation of the TASE IPO.

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(c) The registration pursuant to this Section 2.1 is in addition to, and does not derogate from, any other registration rights specified in this Agreement.

2.2 Post-IPO Form S-1Demand. At any time following the expiration of six (6) months after the IPO and for a period of four (4) years thereafter, each Initiating Holder may request, not more than twice in the aggregate, that the Company file a Form S-1 registration statement under the Securities Act in respect to all or any portion of the Registrable Securities, anticipated to have an aggregate offering price (net of underwriting discounts and commissions, if any) of not less than U.S. $5,000,000 (the “Post-IPO Demand” and “Post-IPO Demand Request” respectively). The Post-IPO Demand registration procedures pursuant to a Post-IPO Demand Request shall be as set forth in Section 2.3 below and as further set forth in the Agreement.

2.3 Demand Procedures.

(a) Upon receipt of a Post-IPO Demand Request, the Company shall promptly deliver notice of such a request to all other Holders of Registrable Securities, if any, who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Holder of Registrable Securities to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their Registrable Securities in the underwritten public offering to the extent provided herein.

(b) The Company will use commercially reasonable efforts to effect the registration of all Registrable Securities whose Holders request participation in such registration under the Securities Act subject to the provisions of this Section 2 hereunder and to qualify such Registrable Securities for sale under any state blue sky law; provided, however, that the Company shall not be required to effect a registration pursuant to a request under this Section 2: (i) after two (2) such Post-IPO Demand (per Initiating Holder) registrations pursuant to this Section 2 have been declared effective, or (ii) during the period starting with 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date which is one hundred and eighty days (180) following the effective date of, a Company-initiated registration, or (iii) in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein.

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(c) The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 2 for a reasonable time period, provided that such postponements shall not exceed one hundred and twenty (120) days in the aggregate during any twelve (12) month period, if (A) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors determines in good faith that such disclosure is not in the best interests of the Company and its shareholders, or (B) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness, and provided, further that (x) the Company shall not register any securities for its own account or that of any other shareholder during such period and (y) that the Company may not invoke this right more than once in any twelve (12) month period. A registration will not deemed as a requested registration under this Section 2 until the registration statement relating to such registration has been declared effective by the Commission; provided, however, that if the Initiating Holder or Initiating Holders (that requested the registration) shall request, in writing, at least ten (10) business days prior to the effective date of the registration statement that the Company withdraw a registration statement which has been filed under this Section 2 but not yet been declared effective, the Majority Interest who participate in the registration may thereafter request that the Company reinstate such registration, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein. Notwithstanding the provisions of Section 7, the Company shall not be required to pay for any registration expenses pursuant to Section 2, if the registration request is subsequently withdrawn at the request of the Initiating Holder(s) (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless (i) the Majority Interest who participate in the registration agree that all Holders forfeit their right to one registration pursuant to Section 2; or (ii) unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request (in which case such withdrawal shall not require any forfeiture and the Company shall still be required to bear such expenses).

(d) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that the number of shares that may be included in such underwritten public offering shall be allocated in the following sequence and priority: (i) first the securities held by Tene Funds, CI and EHIH shall be included in such registration on a ratio of 2:2:1 (i.e. for each share of the Company held by EHIH and included in the registration, two (2) shares held by Tene Funds (pro-rata between the members of the Tene Funds) and two (2) shares held by CI shall be included) (the “Cutbacks Ratio”); provided, further, however, that (a) as of such time that the shares held by CI constitute less than 50% of the Common Stock issued to CI on conversion of its Series B Preferred Stock), then the Cutbacks Ratio of CI shall equal its then pro rata share of the Registrable Securities; and (b) as of such date EHIH (including its Permitted Transferees) holds less than 20% of the Company’s issued and outstanding share capital, then the Cutbacks Ratio shall be made on a pro rata basis; and (ii) second, and only after all securities under (i) above have been included in the registration in full, any other securities of the Company may be included. If there is a reduction of the number of Registrable Securities pursuant to clauses (i) or (ii), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by the Holders in each tranche and subject to the priorities set forth in the preceding sentence) except as otherwise expressly contemplated by the preceding sentence. A registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(d), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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(e) With respect to a request for registration pursuant to Section 2 which is for an underwritten public offering, the managing underwriter shall be chosen by the Majority Interest who participate in the registration, subject to the Company’s consent, which such consent shall not be unreasonably withheld or delayed.

3. FORM S-3.

3.1 The Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any comparable successor form or similar form available to foreign issuers) under the Securities Act. For so long as the Company is qualified to register securities on Form S-3 (or any comparable successor form or similar form available to foreign issuers), Holders of Registrable Securities then outstanding shall have the right, on one or more occasions, to request registration on Form S-3 (or any comparable successor form or similar form available to foreign issuers) for the Registrable Securities held by such requesting Holder or Holders anticipated to have an aggregate offering price (net of underwriting discounts and commissions, if any) of at least U.S. $3,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders. The Company shall give notice to all other Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such Holders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use commercially reasonable efforts to effect promptly the registration of all shares on Form S-3 (or any comparable successor form or similar form available to foreign issuers) to the extent requested by such Holder or Holders; provided, however, the Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, provided that such postponements shall not exceed one hundred and twenty (120) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors determines in good faith that such disclosure is not in the best interests of the Company and its shareholders; or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness. Notwithstanding the provisions of Section 7, the Company shall not be required to pay for any registration expenses pursuant to this Section 3, if the registration request is subsequently withdrawn at the request of the Holder(s) (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Majority Interest who participate in the registration agree to forfeit all Holders’ right to one of their two requests for registration in such year pursuant to Section 3, unless the withdrawal is based upon material adverse information concerning the Company of which the Holders requesting registration were not aware at the time of such request (in which case such withdrawal shall not require any forfeiture and the Company shall still be required to bear such expenses).

3.2 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3: (i) after the Company has effected two registrations per year; or (ii) if within ten (10) days of receipt of a written request pursuant to this Section 3, the Company gives notice to such Holders of the Company’s intention to make a public offering within one hundred and twenty (120) days; or (iii) if Form S-3 is not available for such offering by the Holders.

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3.3 If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that the number of shares that may be included in such underwritten public offering shall be allocated in the following sequence and priority: (i) first, the securities held by Tene Funds, CI and EHIH shall be included in such registration according to the Cutbacks Ratio (as adjusted pursuant to Section 2.3(d) above); (ii) second, and only after all securities under (i) above have been included in full, any other securities of any other Holders may be included; and (iii) third, and only after all securities under (i) and (ii) above have been included in full, any other securities of the Company may be included. If a reduction of the number of securities within any of the groups set forth in clauses (i) through (ii) is required, then such reduction shall be made on a pro rata basis (based upon the aggregate number of securities held by the Persons in such group and in any case subject to the priorities set forth in each of such clauses (i) through (ii), except as otherwise expressly provided in the preceding sentence).

4. PIGGYBACK REGISTRATION.

4.1 If the Company shall propose to register any of its shares of Common Stock or securities convertible into or exchangeable or exercisable for any of its shares of Common Stock under the Securities Act for sale to the public (whether in connection with a public offering of securities by the Company (a “primary offering”), a public offering of securities by shareholders (a “secondary offering”), or both (but not including pursuant to a demand under Section 2 or a registration under Section 3 hereof, which shall be handled as provided therein), and except (i) with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, or (ii) in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company shall promptly give written notice at the applicable address of record to each Holder of Registrable Securities of its intention to do so. Upon the written request of any of such Holder, given within thirty (30) days after receipt by such Holder of such notice, the Company shall, subject to the limits contained in this Section 4, use its commercially reasonable efforts to cause all such Registrable Securities of said requesting Holder to be registered under the Securities Act, all to the extent required to permit such sale or other disposition of said Registrable Securities. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 before the effective date of such registration, whether or not any Holder has elected to include Registrable Shares in such registration. Notwithstanding the foregoing, if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including Selling Stockholders holding Registrable Securities) to a number deemed satisfactory by such managing underwriter. If there is a reduction of the number of Registrable Securities, then the number of shares that may be included in such underwritten public offering shall be allocated in the following sequence and priority: (i) first, the securities held by Tene Funds, CI and EHIH shall be included in such registration according to the Cutbacks Ratio (as adjusted pursuant to Section 2.3(d) above); (ii) second, and only after all securities under (i) above have been included in full, any other securities of the Company may be included. The Holders shall be entitled to participate in an unlimited number of registrations pursuant to this Section 4.

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5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

5.1 prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonableefforts to cause such registration statement to become and remain effective for a period of up to nine (9) months or, if sooner upon completion of the proposed offering;

5.2 prepare and file with the Commission such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as contemplated herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

5.3 furnish to each selling Holder of Registrable Securities and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling Holder;

5.4 to register or qualify the securities covered by such registration statement under the securities or state “blue sky” laws of such jurisdictions as each selling Holder may reasonably request, and do any and all other acts and things which may be necessary under such state securities or “blue sky” laws to enable such selling Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling Holder; provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

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5.5 within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the Holders of Registrable Securities copies of such documents proposed to be filed, which shall conform to the requirements of the Securities Act and in good faith consider any suggested revisions thereto that may be made by such counsel;

5.6 immediately notify each selling Holder of Registrable Securities, such selling Holders’ counsel and any underwriter of the happening of any event which makes any statement made in the registration statement or related prospectus untrue, or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

5.7 use commercially reasonableefforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued immediately notify each selling Holder of Registrable Securities of the receipt of such notice and use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

5.8 make available to each selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

5.9 in the case of an underwritten offering, enter into any commercially reasonable underwriting agreement, in usual and customary form, required by the proposed managing underwriter or underwriter(s) for the selling Holders of Registrable Securities, if any, and use its commercially reasonable efforts to facilitate the public offering of the securities. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

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5.10 furnish, at the request of each selling Holder of Registrable Securities on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Sections 2, 3 and 4 hereof, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion of counsel for the Company, dated the effective date of the registration statement in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holders requesting registration of Registrable Securities, and (ii) if and to the extent permitted by applicable professional standards, a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

5.11 cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the similar securities issued by the Company are then listed or quoted (or, if the shares of Common Stock are not yet listed or quoted, then on such exchange or quotation system as the selling Holders of Registrable Securities and the Company shall determine);

5.12 appoint a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement;

5.13 in connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the selling Holders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in “road shows”; and

5.14 otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

6. TERMINATION OF REGISTRATION RIGHTS.

6.1 The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2, 3 and 4 shall terminate upon:

(a) the fifth anniversary of the IPO;

(b) as to any Holder at such time as such Holder either no longer holds any Registrable Securities or may immediately sell all of the Registrable Securities beneficially owned by such Holder under Rule 144 under the Securities Act, or any successor rule.

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7. EXPENSES. All expenses incurred by the Company and the Holders of Registrable Securities being registered in a registration provided for in Sections 2, 3 and 4 including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and one special Israeli counsel and one foreign counsel for the Holders of Registrable Securities participating in such registration as a group (selected by Majority Interest who participate in the registration), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be borne and paid by the Company except (i) as otherwise explicitly excluded in Sections 2, 3 and 4; and (ii) all share transfer taxes and underwriters discounts or commissions relating to the Registrable Securities registered pursuant to Sections 2, 3 and 4 shall be borne and paid by the Holders of the Registrable Securities pro rata on the basis of the number of Registrable Securities registered on their behalf.

8. INDEMNIFICATION.

8.1 To the extent permitted by law, including the Israeli law, incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company shall indemnify and hold harmless each underwriter and each Holder of Registrable Securities, and directors, officers, employees and agents, and legal counsel and accountants, for each such Holder, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”) who offers or sells any such Registrable Securities in connection with such registration statement, from and against any and all losses, claims, expenses, damages or liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act (including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations, and provided further that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. The Company shall reimburse each such indemnified party in connection with investigating or defending any such liability as expenses in connection with the same are incurred. The Company shall not be liable to any indemnified party, however, in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such indemnified party specifically for use therein, and the Company shall not be required to indemnify any indemnified party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any indemnified party to deliver a prospectus as required by the Securities Act.

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8.2 To the extent permitted by law, each Holder selling Registrable Securities included in such registration being effected shall indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents) legal counsel and accountants of the Company and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law, or otherwise to the same extent provided in Section 8.1 above, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of both (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein. In no event, however, shall the liability of any selling Holder for indemnification under this Section 8.2 in its capacity as a seller of Registrable Securities exceed (except in the case of fraud or willful misconduct by such Holder) the amount of net proceeds to such selling Holder of the securities sold in any such registration. Further, no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

8.3 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8 give the indemnifying party notice of the commencement thereof, provided that the good faith omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise hereunder except to the extent that such failure materially prejudiced the ability of such parties to defend against any such claim. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

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8.4 [omitted]

8.5 [omitted]

8.6 The indemnification provided for in this Section 8 will, subject to applicable law, remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties and shall survive the completion of any offering, the termination of rights under this Agreement, the termination of this Agreement and otherwise.

9. COMPLIANCE WITH RULE 144. In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, or (b) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use commercially reasonableefforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are Holders of Registrable Securities; and in such event, the Company shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any comparable successor rules).

10. [RESERVED].

11. [RESERVED].

12. TRANSFERABILITY OF REGISTRATION RIGHTS. A Holder may assign its rights under this Investors’ Rights Agreement to a transferee of all or part of its shares, in respect to the shares which are transferred, subject to the transferee’s written agreement to be bound by this Investors’ Rights Agreement and subject to the provisions of the Restated Certificate.

13. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS. Other than to transferees as contemplated by Section 12, the Company shall not, without the prior written consent of the Majority Interest, (a) allow purchasers of the Company’s securities to become a party to this Agreement, or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

14. [RESERVED]

15. [RESERVED]

15.1 Financial Statements, Reports, Etc. Until a Qualified IPO (as defined in the Restated Certificate), the Company shall furnish to each Eligible Stockholder the following reports:

(a) Annual Financial Statements. As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated audited financial statement for such year (to include its subsidiaries), including (A) a consolidated balance sheet as of the end of such year, and (B) statements of income and of cash flows for such year.

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(b) Quarterly Financial Statements. As soon as practicable, but in any event within forty five (45) days after the end of each quarter of each fiscal year of the Company, financial statements for such quarter, including an unaudited consolidated balance sheet of the Company as at the end of each such period and unaudited consolidated statements of income and cash flow of the Company for the quarterly period and from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP (except that all such unaudited financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);.

(c) Monthly Reports. As soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited profit and loss statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that all such unaudited financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d) Material Changes. Notice of any material adverse change or the commencement or threat of commencement of any material litigation or dispute.

(e) Other Information. Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as the Eligible Stockholder may reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(f) Accounting and Financial Statements.

(i) The Company shall operate books of account and shall prepare financial statements for each year, including a balance sheet as at December 31st and a profit and loss statement for the year ending on such date, as well as any additional financial statements as may be required in accordance with US generally accepted accounting principles (“GAAP”). The financial statements will be signed by one or more Directors on behalf of the Board of Directors. The financial statements shall be audited by the Company’s auditor.

(ii) The financial statements in respect of any year will be kept at the registered office for at least seven (7) years after such year and will be available for inspection by members of the Board of Directors and the stockholders.

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15.2 Inspection, Consultation and Advice. Until an IPO, the Company will permit the authorized representatives of an Eligible Stockholder or its Permitted Transferee access, not more than twice per year, during business hours and upon reasonable coordination, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company’s officers. In addition, the Company will deliver to each Eligible Stockholder such other information and data with respect to the Company, as an Eligible Stockholder may from time to time reasonably request. This Section 15.2 shall not be in limitation of any rights which the Eligible Stockholder or the directors designated by such Eligible Stockholder may have under applicable law. Any information obtained by a member from the Company shall be subject to the provisions of Section 15.3 hereunder.

15.3 Confidentiality. The Parties undertake to keep confidential and not disclose or otherwise dispose any confidential information and/or data related to the Company and/or its subsidiaries or shareholders thereof, and not to use such confidential information except within and for the needs of the Company (and for the Eligible Stockholders to monitor their holdings in the Company), for as long as a party is a stockholder in the Company and for a period of three (3) years thereafter. Information related to the Company and/or its subsidiaries shall not be deemed confidential information if such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 15.3 by that Party), (b) is or has been independently developed or conceived by such Party without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Party by a third party without a breach of any obligation of confidentiality such third party may have to the Company and/or its subsidiaries; provided, however, that such Party may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its holdings in the Company; (ii) to any prospective purchaser of any securities from such Party if such prospective purchaser agrees to be bound by the provisions of this Section 15.3; (iii) to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Party in the ordinary course of business or as part of periodic reports, provided that the disclosing member informs such receiving party that such information is confidential and directs such receiving party to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Party notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

15.4 [Reserved].

15.5 [Reserved].

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16. Lock-Up Agreements. Each Holder hereby agree that, if requested by the managing underwriter in connection with an IPO (under the Securities Act), such Holder shall not, without the prior consent of the managing underwriter (i) lend, offer, pledge sell contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly any Registrable Securities or any securities of the Company (whether such shares or any such securities are then owned by the Holder, or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise, during the period specified by the managing underwriter (the “Market Standoff Period”), which period shall not exceed one hundred eighty (180) days following the effective date of the IPO; provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Each Holder agrees that it will (subject to the foregoing proviso) enter into a customary “lock-up” letter with the managing underwriter, and that any such managing underwriter is an express third party beneficiary of this Section 15.6. [RESERVED].

17. Miscellaneous.

17.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

17.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 17.5 .

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(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

17.6 Consent Required to Amend, Modify, Terminate or Waive.

(a) This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the holders of more than 75% of the voting power of the then issued and outstanding capital stock (on as converted basis) voting together as a single class.

(b) [Reserved].

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 17.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Subsection 17.6, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

17.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

17.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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17.9 Entire Agreement. Upon the effectiveness of the TASE IPO, the Prior IRA shall be deemed amended and restated to read in its entirety as set forth in this Agreement. This Agreement and the Restated Certificate constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

17.10 Stock Splits, Stock Dividends, etc. In the event of any issuance of any shares of capital stock of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement.

17.11 Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

17.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

17.13 Dispute Resolution

(a) The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the Delaware Rapid Arbitration Act, 10 Del. C § 5801, et seq. (the “DRAA”). The parties agree to take all steps necessary or advisable to submit any Dispute that cannot be resolved by the parties for arbitration under the DRAA (the “Arbitration”) in accordance with this Subsection 17.13, and each party represents and warrants that it is not a “consumer” as such term is defined in 6 Del. C. § 2731. By executing this Agreement, (i) each party waives, and acknowledges and agrees that it shall be deemed to have waived, any objection to the application of the procedures set forth in the DRAA, (ii) consents to the procedures set forth in the DRAA, and (iii) acknowledges and agrees that it has chosen freely to waive the matters set forth in subsections (b) and (c) of Section 5803 of the DRAA. In connection therewith, each party agrees that it will raise no objection to the submission of the Dispute to Arbitration in accordance with this Subsection 17.13 and understands that it waives any right to lay claim to jurisdiction in any venue and any and all rights to have the Dispute decided by a jury.

(b) The Arbitration shall be conducted in accordance with the Delaware Rapid Arbitration Rules, as such Rules may be amended or changed from time to time; provided that the parties may agree to depart from the Rules by (i) adopting new or different rules to govern the Arbitration or (ii) modifying or rejecting the application of certain of the Rules. To be effective, any departure from the Rules shall require the consent of the Arbitrator and shall be in writing and signed by an authorized representative of each such party.

(c) The Arbitration shall take place in Wilmington, Delaware, or such other location as the parties and the Arbitrator may agree.

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(d) The Arbitration shall be presided over by one arbitrator (the “Arbitrator”) who shall be a mutually agreed upon professional arbitrator which shall be either a lawyer or an accountant by training, according to the essence of the dispute. If the parties cannot agree on the identity of the Arbitrator during a period of seven (7) days from the first demand by any party to appoint an Arbitrator, the identity of the Arbitrator shall be resolved by the legal consultants of the parties, and if not successful. In the event that the Arbitrator fails to accept appointment as Arbitrator for any reason within five (5) days of being notified of such person’s appointment or otherwise becomes unwilling or unable to serve as arbitrator, the parties shall promptly meet and confer to identify a mutually agreeable replacement arbitrator pursuant to the same procedure as mentioned above (the “Replacement Arbitrator”). In the event that the parties are unable to agree upon the identity of the Arbitrator (or the Replacement Arbitrator, as applicable) within forty-five (45) days of the commencement of the Arbitration, or the Arbitrator (or Replacement Arbitrator, as applicable) is unable or unwilling to serve, then either party may file a petition with the Court of Chancery pursuant to Section 5805 of the DRAA.

(e) Each of the parties shall, subject to such limitations as the Arbitrator may prescribe, be entitled to collect documents and testimony from each other party, and the Arbitrator shall have the power to administer oaths and compel the production of witnesses and documents. The Arbitrator shall have the power to issue subpoenas and commissions for the taking of documents and testimony from third parties.

(f) The Arbitrator shall conduct the hearing, administer oaths, and make such rulings as are appropriate to the conduct of the proceedings. The Arbitrator shall allow each of the parties an opportunity to present evidence and witnesses and to cross examine witnesses presented by the opposing party.

(g) The arbitral award (the “Award”) shall (i) be rendered within 120 days after the Arbitrator’s acceptance of his or her appointment; (ii) be delivered in writing; (iii) state the reasons for the Award; (iv) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (v) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Subsection 17.13 shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, including, without limitation, entering preliminary or permanent injunctive relief; provided, however, that the Arbitrator shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

(h) The parties hereto agree that, subject to any non-waivable disclosure obligations under federal law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the Arbitration and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, any third-party discovery proceedings, including any discovery obtained pursuant thereto, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each party hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator and necessary support personnel; (ii) the participants in the Arbitration; (iii) those assisting the parties in the preparation or presentation of the Arbitration; (iv) other employees or agents of the parties with a need to know such information; and (v) any third parties that are subpoenaed or otherwise provide discovery in the Arbitration proceedings, only to the extent necessary to obtain such discovery. In all events, the parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. In the event that federal law imposes upon either party an obligation to disclose the fact of the Arbitration or the nature of the claims or counterclaims asserted, such party(-ies) shall disclose no more than the minimum information required by law after first consulting with and attempting in good faith to reach agreement with the opposing party(-ies) regarding the scope and content of any such required disclosure.

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(i) Each party hereto shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each of (i) the Company and (ii) the Holders involved in such Arbitration (pro rata to their holdings), shall pay one-half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the parties in connection with the prosecution of the Arbitration.

(j) Notwithstanding any provisions of this Agreement, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that either party in the Arbitration (the “Respondent”) is required to defend himself, herself or itself in response to later proceedings instituted by the other in any court, relating to matters decided in the Arbitration, such party shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings.

(k) Notwithstanding anything to the contrary set forth in this Subsection 17.13, if any amendment to the Act is enacted after the date of this Agreement, and such amendment would render any provision of this Subsection 17.13 unenforceable thereunder, such provision shall be excluded and the remaining provisions of this Subsection 17.13 shall be enforced to the fullest extent permitted by law.

17.14 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

[omitted]

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

Qnergy, Inc.

By:
Name:
Title:

STOCKHOLDERS:

E.H.I Holding 2002 Agricultural Cooperative Association Ltd.		Tene GPL, LP

By:		By:
Name:		Name:
Title:		Title:

Tene Investment in Qnergy Limited Partnership		OGCI Climate Investments Holdings LLP

By:	Tene Growth Capital (Management) Ltd.	By:
Name:		Name:
Title:		Title:

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

Viola Credit Five Fund, Limited Partnership

By:
Name:
Title:

Signature Page to Investors’ Rights Agreement

SCHEDULE A

Stockholders

Name of Shareholder	Address
Tene GPL, L.P
Tene Investment in Qnergy Limited Partnership
E.H.I Holding 2002 Agricultural Cooperative Association Ltd.
Viola Credit Five Fund, Limited Partnership(*)	12 Abba Eben Avenues Herzliya Pituach Israel Attn: Timor Arbel-Sadras
OGCI Climate Investments Holdings LLP	c/o OGCI Climate Investments LLP 4th Floor, 25 Argyll Street London, W1F 7TS England Attention: General Counsel

(*) in accordance with the terms of Section 7(a) of the Warrant issued by the Company to Viola on December 31, 2019 and April 21, 2021.